Exhibit 99.1

This news release contains forward-looking statements, including those regarding our anticipated financial results for our fiscal quarter, the timely completion of our assessment of our goodwill for impairment and the results of such assessment, our ability to expand our market share, our financial performance at such time as end markets stabilize and the economic recovery cycle begins, our liquidity and potential needs for capital, the anticipated outlook for our business and our currently expected second quarter fiscal year 2009 net revenue, core operating margin and earnings results and components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our first fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein, including the timing and results of our assessment of our goodwill for impairment; our financial performance during and after the current economic conditions; our ability to maintain and improve our liquidity; risks and costs inherent in litigation, including any pending or future litigation relating to our past stock option grants, the restatement of our financial statements as a result of the evaluation of our historical stock option practices or any declines on the price of our stock; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to successfully address the challenges associated with integrating our acquisition of Green Point; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2008, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Jabil Reports Fiscal 2009 First Quarter Results

Diversification Lessens Macro Environment Forces

St. Petersburg, FL – December 19, 2008…Jabil Circuit, Inc. (NYSE: JBL), today reported its preliminary, unaudited financial results for the company’s first quarter of fiscal year 2009, ended November 30, 2008. “Our diversification and new business wins helped soften the impact of deteriorating economic conditions,” said President and CEO Timothy L. Main.

(Definitions used: “GAAP” means generally accepted accounting principles in the United States of America. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, acquisition-related charges and restructuring and impairment charges. Jabil defines core operating margin as core operating income divided by net revenue. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, acquisition-related charges, restructuring and impairment charges and certain other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)

First Quarter 2009

Net revenue for the first fiscal quarter of fiscal year 2009 remained consistent at $3.4 billion compared to the same period of fiscal 2008.

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Earnings Release—Add One

December 19, 2008

Preliminary GAAP operating income for the first quarter of fiscal 2009 decreased 21 percent to $77.7 million compared to $98.9 million for the same period of fiscal 2008. Preliminary GAAP net income for the first quarter of fiscal 2009 decreased 25 percent to net income of $46.2 million compared to $62.0 million of net income for the same period in fiscal 2008. Preliminary GAAP diluted earnings per share for the first quarter of fiscal 2009 decreased 27 percent to net income per share of $0.22 compared to $0.30 of earnings per share for the same period of fiscal 2008. The preceding preliminary GAAP results are subject to further potential change pending the Company’s completion of its review of goodwill for potential impairment this fiscal quarter. See below for additional discussions.

Jabil’s first quarter of fiscal 2009 core operating income decreased 17 percent to $101.2 million or 3.0 percent of net revenue compared to $122.1 million or 3.6 percent of net revenue for the first quarter of fiscal 2008. Core earnings decreased 16 percent to $62.8 million compared to $74.6 million for the first quarter of fiscal 2008. Core earnings per share decreased 17 percent to $0.30 per diluted share for the period compared to $0.36 for the first quarter of fiscal 2008.

Sequential First Quarter 2009 Operational and Balance Sheet Highlights

•	Preliminary GAAP operating income decreased 11 percent. Core operating income decreased three percent.

•	Preliminary GAAP earnings decreased $0.06 per fully diluted share. Core earnings remained constant per fully diluted share.

•	Cash flow used in operations for the first quarter of fiscal 2009 was approximately $33 million.

•	Sales cycle was 24 days for the first quarter of fiscal 2009.

•	Effective core tax rate for the quarter was 19 percent.

•	Annualized inventory turns remained constant at eight turns for the first quarter of fiscal 2009.

•	Capital expenditures for the first quarter of fiscal 2009 were approximately $115 million.

•	Depreciation for the first quarter of fiscal 2009 was approximately $64 million.

•	Cash and cash equivalent balances were $580 million at the end of the first fiscal quarter.

•	Core Return on Invested Capital was 10 percent for the first quarter of fiscal 2009.

•	A $0.07 dividend was paid on December 1, 2008.

Potential Goodwill Impairment

Due to the deteriorating macro-economic environment, illiquidity in the credit markets, declines in the stock market and the decline in the price of the Company’s common stock, the Company has experienced a significant decline in its market capitalization. As a result the Company has determined that an indicator of potential goodwill impairment is present for its first fiscal quarter. Accordingly, the Company has commenced performing a goodwill impairment analysis using the two-step approach as required under Statement on Financial Accounting Standards, No. 142 “Goodwill and Other Intangible Assets”. The Company currently anticipates having such analysis completed in early January. In the event that the Company determines that its goodwill is impaired in whole or part, a non-cash charge, which could be significant and would reduce reported GAAP net income and earnings per share for the fiscal first quarter of 2009, would be required. The maximum goodwill balance that would be subject to such assessment of impairment as of November 30, 2008 is approximately $1.1 billion. The non-cash charge, if any, would not impact the non-GAAP financial information presented in this press release.

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December 19, 2008

Business Update

The Company expects the second fiscal quarter of 2009 net revenue in a range of $2.8 billion to $3.0 billion, with an estimated core operating margin of 2.1 percent. Jabil said its core earnings per share for its second quarter of fiscal 2009 are anticipated to be in a range of $0.12 to $0.16 per diluted share. GAAP earnings per share are estimated to be $0.04 to $0.08 per diluted share. (GAAP for the second quarter of fiscal 2009 earnings per share are currently estimated to include $0.03 per share for amortization of intangibles and $0.05 per share for stock-based compensation and related charges.)

“We are taking a conservative position regarding demand for our second quarter,” said Jabil President and CEO Tim Main. “Although end markets are weak, the opportunity to expand our market share in targeted areas is very good. We intend to capitalize on the present opportunities to ensure a more robust future when end markets stabilize and the recovery cycle begins,” said Main.

Main also reminded investors of Jabil’s financial position. “Liquidity and a resilient balance sheet are key advantages in this market environment. The $1.4 billion of liquidity we enjoyed at the end of our first quarter should improve as our working capital and capital expenditure requirements decline during our second quarter.” Jabil has nearly $600 million in cash and $800 million available under a five-year revolving credit facility expiring in 2012.

Supplemental Information

The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, acquisition-related charges, restructuring and impairment charges and certain other income/loss) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core operating margin, core earnings and core earnings per share to provide investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Earnings as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.

Company Conference Call Information

Jabil will hold a conference call to discuss the first fiscal quarter 2009 earnings today at 8:00 a.m. EST live on the Internet at http://jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://jabil.com. A taped replay of the conference call will also be available December 19, 2008 at approximately 9:30 a.m. EST through midnight on December 31, 2008. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is 77171034. An archived webcast of the conference call will be available at http://jabil.com/investors/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With approximately 85,000 employees and facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Vice President, Investor Relations & Communications

Jabil Circuit, Inc.

(727) 803-3511

beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	November 30, 2008	August 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$579,882	$772,923
Accounts receivable, net	1,673,684	1,475,530
Inventories	1,611,266	1,528,862
Income tax receivable	21,141	24,535
Prepaid expenses and other current assets	361,681	293,070
Deferred income taxes	34,271	44,217

Total current assets	4,281,925	4,139,137

Property, plant and equipment, net	1,391,760	1,392,479
Goodwill and intangible assets, net	1,221,713	1,291,945
Deferred income taxes	168,572	155,508
Other assets	42,638	53,068

Total assets	$7,106,608	$7,032,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$257,907	$269,937
Accounts payable	2,322,871	2,218,969
Accrued expenses	646,365	529,839
Income taxes payable	27,720	25,897
Deferred income taxes	3,488	2,998

Total current liabilities	3,258,351	3,047,640

Notes payable, long-term debt and long-term lease obligations, less current installments	1,071,730	1,099,473
Noncurrent income tax liability	82,052	81,044
Deferred income taxes	7,437	9,409
Other liabilities	66,423	71,442

Total liabilities	4,485,993	4,309,008

Minority interest	7,831	7,404

Stockholders’ equity:
Common stock	215	215
Additional paid-in capital	1,420,792	1,406,378
Retained earnings	1,241,721	1,210,417
Accumulated other comprehensive income	152,973	301,401
Treasury stock	(202,917)	(202,686)

Total stockholders’ equity	2,612,784	2,715,725

Total liabilities and stockholders’ equity	$7,106,608	$7,032,137

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2008	November 30, 2007
Net revenue	$3,382,509	$3,367,947
Cost of revenue	3,158,796	3,128,233

Gross profit	223,713	239,714

Operating expenses:
Selling, general and administrative	131,662	116,150
Research and development	5,655	6,512
Amortization of intangibles	8,035	8,855
Restructuring and impairment charges	621	9,287

Operating income	77,740	98,910

Interest, net and other	23,791	27,018

Income before income taxes	53,949	71,892

Income tax expense	7,986	9,631

Minority interest, net of tax	(257)	260

Net income	$46,220	$62,001

Earnings per share:
Basic	$0.22	$0.30

Diluted	$0.22	$0.30

Common shares used in the calculation of earnings per share:
Basic	206,411	204,649

Diluted	207,758	206,605

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(In thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2008	November 30, 2007
Operating income (GAAP)	$77,740	$98,910
Amortization of intangibles	8,035	8,855
Stock-based compensation and related charges	14,818	5,031
Restructuring and impairment charges	621	9,287

Core operating income (Non-GAAP)	$101,214	$122,083

Net income (GAAP)	$46,220	$62,001
Amortization of intangibles, net of tax	5,556	5,882
Restructuring and impairment charges, net of tax	463	5,062
Stock-based compensation and related charges, net of tax	10,607	1,630

Core earnings (Non-GAAP)	$62,846	$74,575

Earnings per share: (GAAP)
Basic	$0.22	$0.30

Diluted	$0.22	$0.30

Core earnings per share: (Non-GAAP)
Basic	$0.30	$0.36

Diluted	$0.30	$0.36

Common shares used in the calculations of earnings per share (GAAP):
Basic	206,411	204,649

Diluted	207,758	206,605

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	206,411	204,649

Diluted	207,758	206,605